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                                                                Exhibit 2.n.(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (Securities Act File No. 333-75563 and Investment Company Act File No. 811-09373), of our report dated January 14, 2000, relating to the Statement of Assets and Liabilities of NBCi Automatic Common Exchange Security Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
January 14, 2000